UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 19, 2011

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware  19898

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 19, 2011, E. I. du Pont de Nemours and Company (“DuPont”), through its wholly-owned subsidiary, DuPont Denmark Holding ApS (the “Acquisition Subsidiary”), completed the acquisition of approximately 92.2% of the outstanding shares of Danisco A/S (“Danisco”) pursuant to a previously announced tender offer for all of Danisco’s outstanding shares, excluding treasury shares, at a price of DKK 700 in cash per share. Total consideration paid for the acquired shares was about $6 billion, not including net debt of Danisco. Since more than 90% of Danisco’s outstanding shares were tendered, the remaining outstanding shares are in the process of being acquired through a compulsory acquisition procedure in accordance with Danish law. This procedure is expected to be completed during the third quarter of 2011, at which point DuPont will own, through its Acquisition Subsidiary, 100% of Danisco’s shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

May 24, 2011